UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 13, 2007

Velcera, Inc.
(Exact Name of registrant as specified in its charter)

Delaware	000-51622	20-3327015
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Township Line Road, Suite 170
Yardley, Pennsylvania 19067
(Address of Principal Executive Offices) (Zip Code)

(267) 757-3600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  OTHER EVENTS.

On December 13, 2007, Velcera, Inc. (the “Company”) and Novartis Animal Health, Inc. (“Novartis”) entered into a letter agreement regarding the development plan for VEL-504, the canine pain management product based on the Company’s proprietary Promist™ transmucosal spray delivery technology (the “Letter Agreement”). The Company and Novartis are parties to a license and development agreement dated May 29, 2007. Pursuant to the license and development agreement, the Company granted to Novartis a royalty-bearing worldwide exclusive right to finish the development and commercialize VEL-504 for pets.

Pursuant to the Letter Agreement, Novartis will discontinue all work on the present product formulation and Novartis has until March 31, 2008 to propose an alternative development plan for the development of an alternative product formulation, which shall be subject to the Company’s approval. The Companies agreed to discontinue the US clinical study, but will complete the various animal laboratory studies that are currently underway. Based upon current data, the formulation of Promist™ VEL-504 is expected to be safe, effective and stable, and the Company is confident that it could move forward through development to registration. However, Novartis is not moving forward with the current formulation due to their concern over certain product characteristics, including appearance, quality and stability.

While the Company is hopeful a modified product formulation will be developed in a mutually acceptable timeframe, Novartis has sole discretion whether to propose a new development plan. If Novartis does not deliver a new development plan to the Company by March 31, 2008 or if the Company does not agree to a new development plan delivered by Novartis, the license and development agreement will automatically terminate and no additional consideration shall be expected from Novartis other than accrued amounts. If a new development plan is agreed to, the license and development agreement would be renegotiated and changes to that agreement would adversely affect the development timeline of the product and could adversely affect the Company’s expected receipt of milestone payments. If the license and development agreement is, in fact, terminated, the Company, based on the product data to date, intends to take the opportunity to develop and regsiter Promist™ VEL-504 on its own or with another partner. The Company is presently developing such contingency plans and believes this product has significant potential value in the pet health marketplace.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VELCERA, INC.

Date: December 18, 2007	By:	/s/ Matthew C. Hill
Matthew C. Hill
Chief Financial Officer